UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 21, 2017

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 22, 2017, Toll Brothers, Inc. (the "Company") issued a press release which contained Toll Brothers, Inc.’s results of operations for its three-month period ended January 31, 2017, a copy of which release is attached hereto as Exhibit 99.1 to this report.
The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 8.01. OTHER EVENTS
On February 21, 2017, the Company issued a press release announcing its Board of Directors has approved the initiation of a cash dividend to shareholders. The first quarterly dividend of $0.08 per share will be paid on April 28, 2017 to shareholders of record on the close of business on April 14, 2017. A copy of the release is attached hereto as Exhibit 99.2 to this report.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

99.1*	Press release of Toll Brothers, Inc. dated February 22, 2017 announcing its financial results for the three-month period ended January 31, 2017.

99.2*	Press release of Toll Brothers, Inc. dated February 21, 2017 announcing the Company's declaration of a cash dividend to shareholders.

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	February 22, 2017	By:	/s/ Joseph R. Sicree
Joseph R. Sicree Senior Vice President, Chief Accounting Officer

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